UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2013

Cognex Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts

(State or Other Jurisdiction

of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2013, J. Bruce Robinson was appointed to the Board of Directors of Cognex Corporation (the “Company”), effective immediately. Mr. Robinson, who qualifies as an “independent” director under the applicable listing standards of Nasdaq, will serve as a member of the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Robinson, age 71, has served as a consultant to Zygo Corporation, a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services (“Zygo”), since January 2010. From 1999 to 2010, Mr. Robinson held various roles with Zygo, including Chief Executive Officer from June 2009 to January 2010; Chairman and Chief Executive Officer from December 2006 to June 2009; Chairman, President, and Chief Executive Officer from November 2000 to December 2006; President and Chief Executive Officer from November 1999 to November 2000; and President from February 1999 to November 1999. Previously, he spent 25 years with The Foxboro Company, where his most recent positions were President Worldwide Operations from 1996 to 1999 and President of European Operations from 1990 to 1996. Mr. Robinson served as a director of Zygo from 2000 to 2010.

In connection with his appointment, Mr. Robinson will receive a stock option grant of 20,000 shares under the Company’s 2007 Stock Option and Incentive Plan that will vest in four annual installments. For his service on the Board and any committees of the Board, Mr. Robinson will receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and committees as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2013, and incorporated herein by reference. Mr. Robinson also will enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and the form of which has been filed by the Company with the SEC.

There is no arrangement or understanding between Mr. Robinson and any other person pursuant to which he was selected as a director, nor is the Company aware, after inquiry of Mr. Robinson, of any related-person transaction or series of transactions required to be disclosed under SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date: October 25, 2013	By:	/s/ Richard A. Morin
		Name:	Richard A. Morin
		Title:	Executive Vice President of Finance and Administration, and Chief Financial Officer